Sub-Item 77I:

During the six-month period ended October 31, 2015, Clough Funds Trust (the “Registrant”) offered the following series and share classes:

Series	Class(es)	Registration Statement
Clough Global Long-Short Fund (the “Fund”)	Class A Class I Class C	Registration Statement on Form N-1/A (SEC Accession No. 0001398344-15-003479)

The Registration Statement on Form N-1A filed on May 22, 2015, as amended, includes the terms of the respective classes of the Fund, and are hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.